Exhibit 99.1

Press Release

Clean Harbors Announces

$250 Million Senior Secured Notes Offering

Norwell, MA — August 3, 2009 — Clean Harbors, Inc. (NYSE: CLH), the leading provider of environmental and hazardous waste management services throughout North America, today announced that it is planning to offer $250 million of Senior Secured Notes due 2016 (“the Notes”).  The Company intends to use the net proceeds from the offering of the Notes to repay certain indebtedness and for general corporate purposes.

The notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  The notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Clean Harbors

Clean Harbors is North America’s leading provider of environmental, energy and industrial services serving over 50,000 customers, including a majority of the Fortune 500 companies, thousands of smaller private entities and numerous federal, state and local governmental agencies.

Within Clean Harbors Environmental Services, the company offers Technical Services and Field Services.  Technical Services provide a broad range of hazardous material management and disposal services including the collection, packaging, recycling, treatment and disposal of hazardous and non-hazardous waste.  Field Services provide a wide variety of environmental cleanup services on customer sites or other locations on a scheduled or emergency response basis.

Within Clean Harbors Energy and Industrial Services, the company offers Industrial Services and Exploration Services.  Industrial Services provide industrial and specialty services, such as high-pressure and chemical cleaning, catalyst handling, decoking, material processing and industrial lodging services to refineries, chemical plants, pulp and paper mills, and other industrial facilities.  Exploration Services provide exploration and directional boring services to the energy sector serving oil and gas exploration, production, and power generation.

Headquartered in Norwell, Massachusetts, Clean Harbors has more than 175 locations, including over 50 waste management facilities, throughout North America in 37 U.S. states, seven Canadian provinces, Mexico and Puerto Rico.  The Company also operates international locations in Bulgaria, China, Sweden, Singapore,

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Thailand and the United Kingdom.  For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties.  These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.  The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its various filings with the Securities and Exchange Commission.

A variety of factors may affect the Company’s performance, including, but not limited to:

•                  The Company’s ability to successfully integrate Eveready’s operations and assets into the Company’s existing operations and assets;

•                  The Company’s ability to manage the significant environmental liabilities that it assumed in connection with prior acquisitions;

•                  The availability and costs of liability insurance and financial assurance required by governmental entities relating to the Company’s facilities;

•                  General conditions in the oil and gas industries, particularly in the Alberta oil sands and other parts of Western Canada;

•                  The possibility that the expected synergies from the acquisition of Eveready will not be realized at the time they are projected to or at all;

•                  The extent to which the Company’s and Eveready’s major customers commit to and schedule major projects;

•                  The Company’s future cash flow and earnings;

•                  The Company’s ability to meet its debt obligations;

•                  The Company’s ability to increase its and Eveready’s market shares;

•                  The Company’s ability to retain its and Eveready’s significant customers;

•                  The effects of general economic conditions in the United States, Canada and other territories and countries where the Company does business;

•                  The effect of economic forces and competition in specific marketplaces where the Company competes;

•                  The possible impact of new regulations or laws pertaining to all activities of the Company’s operations;

•                  The outcome of litigation or threatened litigation or regulatory actions;

•                  The effect of commodity pricing on overall revenues and profitability;

•                  Possible fluctuations in quarterly or annual results or adverse impacts on the Company’s results caused by the adoption of new accounting standards or interpretations or regulatory rules and regulations;

•                  The effect of weather conditions or other aspects of the forces of nature on field or facility operations;

•                  The effects of industry trends in the environmental services, waste handling and industrial services marketplaces; and

•                  The effects of conditions in the financial services industry on the availability of capital and financing.

Any of the above factors and numerous others not listed nor foreseen may adversely impact the Company’s financial performance. Additional information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, which may be viewed on www.cleanharbors.com/investor_relations.

Contact:

James M. Rutledge	Bill Geary
Executive Vice President and Chief Financial Officer	Corporate Counsel for Public Affairs
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5130
InvestorRelations@cleanharbors.com

Jim Buckley

Executive Vice President

Sharon Merrill Associates, Inc.

617.542.5300

clh@investorrelations.com